Exhibit 11         UNITED NATURAL FOODS, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE

                                                                                            THREE MONTHS ENDED
                                                                                                OCTOBER 31,
                                                                                                -----------
                                                                                          1996              1997
                                                                                          ----              ----
Primary:

               Weighted average shares outstanding                                     13,666,253        17,356,705

               Net effect of dilutive stock options and stock warrants based upon the treasury stock method using the initial public
                   offering price for 1996 and average stock price for 1997             1,426,315           420,888

                                                                                     ------------      ------------
               Total                                                                   15,092,568        17,777,593
                                                                                     ============      ============

               Pro forma net income (loss)                                           $  1,325,104      $   (948,395)
                                                                                     ============      ============

               Pro forma net income (loss) per share of common stock                 $       0.09      $      (0.05)
                                                                                     ============      ============

               Supplemental pro forma net income (loss)
                   after contractual reduction of officer compensation               $  1,809,442      $   (492,167)
                                                                                     ============      ============

               Supplemental pro forma net income (loss) per share
                   of common stock after contractual reduction of
                   officer compensation                                              $       0.12      $      (0.03)
                                                                                     ============      ============

Fully diluted:

               Weighted average shares outstanding                                     13,666,253        17,356,705

               Net effect of dilutive stock options and stock warrants based upon the treasury stock method using the initial public
                   offering price for 1996 and period end stock price if
                   higher than average stock price for 1997                             1,426,315           420,888

                                                                                     ------------      ------------
               Total                                                                   15,092,568        17,777,593
                                                                                     ============      ============

               Pro forma net income (loss)                                           $  1,325,104      $   (948,395)
                                                                                     ============      ============

               Pro forma net income (loss) per share of common stock                 $       0.09      $      (0.05)
                                                                                     ============      ============

               Supplemental pro forma net income (loss)
                   after contractual reduction of officer compensation               $  1,809,442      $   (492,167)
                                                                                     ============      ============
               Supplemental pro forma net income (loss) per share
                    of common stock after contractual reduction of
                    officer compensation                                             $       0.12      $      (0.03)
                                                                                     ============      ============

               Related to the Stow Mills merger, income tax expense was adjusted as though all companies were treated as C corporations rather than S corporations to calculate pro forma net income
               (loss). In addition to these adjustments, supplemental pro forma net income (loss) has been calculated by adjusting net income
               (loss) for the effect of eliminating bonuses to shareholders and reducing compensation paid to shareholders to the extent such amounts exceeded the maximum compensation payable to such individuals under current compensation arrangements.